Exhibit 32.1

Written Statement of the Chief Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer of W Holding Company, Inc. (the “Company”), hereby certifies that to the best of his knowledge on the date hereof:

(a)	the Form 10-Q of the Company for the Quarterly Period Ended September 30, 2003, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Frank C. Stipes, Esq.
Frank C. Stipes, Esq.
Chairman of the Board, Chief Executive Officer and President
November 13, 2003

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